Exhibit 99.1

Air Lease Corporation Announces First Quarter 2016 Results

Los Angeles, California, May 5, 2016— Air Lease Corporation (ALC) (NYSE: AL) announced record quarterly financial results for the three months ended March 31, 2016. Items of note include:

•	Generated record quarterly adjusted diluted EPS of $1.38 for the three months ended March 31, 2016, an increase of 34.0% as compared to $1.03 for the three months ended March 31, 2015.
•

Generated record quarterly revenues of $343.3 million for the three months ended March 31, 2016, an increase of 23.4% or $65.0 million as compared to $278.3 million for the three months ended March 31, 2015.

•

Generated record quarterly adjusted net income of $151.1 million with an adjusted margin of 44.4% for the three months ended March 31, 2016 as compared to $112.8 million with an adjusted margin of 40.5% for the three months ended March 31, 2015.

•

Placed 85% of our order book on long-term leases for aircraft delivering through 2018.  Maintained 100% utilization of our current fleet with only 10% of our leases due to expire over the next three years.

•	Purchased $731.6 million in aircraft during the quarter, including 10 aircraft from our order book and one incremental aircraft.
•

Sold $221.5 million in aircraft, comprised of 12 ATR aircraft, during the three months ended March 31, 2016.  Expect to complete the sale of our existing ATR fleet during the next quarter and to sell at delivery the remaining five ATR aircraft from our order book over the next two quarters.

•	Completed a senior unsecured notes offering in April 2016, issuing $600 million at 3.375%, maturing in 2021.
•	Declared a quarterly cash dividend of $0.05 per share on our outstanding common stock to be paid on July 7, 2016, to holders of record of our common stock as of June 13, 2016.

The following table summarizes the results for the three months ended March 31, 2016 and 2015 (in thousands, except share amounts):

	Three Months Ended
	March 31,
	2016	2015	$ change	% change
Revenues	$343,328	$278,315	$65,013	23.4%
Income before taxes	$143,991	$29,974	$114,017	380.4%
Net income	$92,858	$19,332	$73,526	380.3%
Adjusted net income(1)	$151,141	$112,802	$38,339	34.0%
Diluted EPS	$0.85	$0.19	$0.66	347.4%
Adjusted diluted EPS(1)	$1.38	$1.03	$0.35	34.0%

(1)

Adjusted net income and adjusted diluted earnings per share have been adjusted to exclude the effects of certain non-cash items, one-time or non-recurring items, such as settlement expense, net of recoveries, that are not expected to continue in the future and certain other items. See Note 1 under the Consolidated Statements of Income included in this earnings release for a discussion of the non-GAAP measures adjusted net income and adjusted diluted EPS.

“Passenger traffic grew 7% system-wide through the first quarter of the year and airline health remains on a good footing globally, driven by passenger demand and low fuel prices, and capacity discipline. ALC’s business model continues to produce the highest operating margin of any publicly traded aircraft lessor. We see the manufacturers adjusting production rates in line with forward market projections of aircraft demand, which contributes to a healthy long-term balance in the marketplace,” said Steven F. Udvar-Házy, Chairman and Chief Executive Officer.

“During the quarter, we found buying opportunities originating in South America that will add to our growth outside the region.  Globally, we’ve now achieved 85% placement of our new aircraft delivering through 2018.  We continue to see good activity in our new aircraft lease placements and campaigns, and our lease yields remain steady. Buyer demand for our used aircraft portfolios remains solid,” said John L. Plueger, President and Chief Operating Officer.

Flight Equipment Portfolio

As of March 31, 2016, our fleet was comprised of 239 owned aircraft, with a weighted-average age and remaining lease term of 3.6 years and 7.2 years, respectively, and 29 managed aircraft.  We have a globally diversified customer base of 88 airlines in 50 countries.

During the quarter ended March 31, 2016, we took delivery of ten aircraft from our order book, acquired one incremental aircraft and sold 12 ATR aircraft from our operating lease portfolio.

Below are the key portfolio metrics of our fleet:

	March 31, 2016	December 31, 2015
Owned fleet	239	240
Managed fleet	29	29
Order book	386	389

Weighted-average fleet age(1)	3.6 years	3.6 years
Weighted-average remaining lease term(1)	7.2 years	7.2 years
Aggregate fleet net book value	$11.2 billion	$10.8 billion

(1)	Weighted-average fleet age and remaining lease term calculated based on net book value.

The following table details the regional concentration of our fleet:

	March 31, 2016	December 31, 2015
Region	% of Net Book Value	% of Net Book Value
Europe	30.7%	30.0%
Asia (excluding China)	22.0%	21.4%
China	21.6%	22.6%
The Middle East and Africa	9.0%	9.5%
Central America, South America and Mexico	8.2%	8.5%
U.S. and Canada	4.3%	4.1%
Pacific, Australia, New Zealand	4.2%	3.9%
Total	100.0%	100.0%

The following table details the composition of our fleet by aircraft type:

	March 31, 2016		December 31, 2015
	Number of		Number of
Aircraft type	Aircraft	% of Total	Aircraft	% of Total
Airbus A319/320/321	69	28.9%	68	28.5%
Airbus A330-200/300	21	8.8%	21	8.8%
Boeing 737-700/800	95	39.7%	87	36.2%
Boeing 767-300ER	1	0.4%	1	0.4%
Boeing 777-200ER	1	0.4%	1	0.4%
Boeing 777-300ER	19	8.0%	17	7.1%
Embraer E175/190	26	10.9%	26	10.8%
ATR 42/72-600	7	2.9%	19	7.8%
Total	239	100.0%	240	100.0%

Debt Financing Activities

We ended the first quarter of 2016 with total debt, net of discounts and issuance costs, of $8.0 billion resulting in a debt to equity ratio of 2.58:1 and available liquidity of $1.8 billion.

Our debt financing was comprised of unsecured debt of $7.3 billion, representing 89.7% of our debt portfolio as of March 31, 2016 as compared to 88.4% as of December 31, 2015.  Our fixed rate debt represented 69.2% of our debt portfolio as of March 31, 2016 as compared to 78.7% as of December 31, 2015.  Our composite cost of funds decreased to 3.34% as of March 31, 2016 as compared to 3.59% as of December 31, 2015.

The Company’s debt financing was comprised of the following at March 31, 2016 and December 31, 2015 (dollars in thousands):

	March 31, 2016	December 31, 2015
Unsecured
Senior notes	$5,176,343	$5,677,769
Revolving credit facility	1,599,000	720,000
Term financings	283,540	292,788
Convertible senior notes	200,000	200,000
Total unsecured debt financing	7,258,883	6,890,557
Secured
Term financings	440,287	477,231
Warehouse facility	340,820	372,423
Export credit financing	56,566	58,229
Total secured debt financing	837,673	907,883

Total debt financing	8,096,556	7,798,440
Less: Debt discounts and issuance costs	(79,055)	(86,019)
Debt financing, net of discounts and issuance costs	$8,017,501	$7,712,421
Selected interest rates and ratios:
Composite interest rate(1)	3.34%	3.59%
Composite interest rate on fixed-rate debt(1)	4.00%	4.04%
Percentage of total debt at fixed-rate	69.24%	78.70%

(1)	This rate does not include the effect of upfront fees, undrawn fees or issuance cost amortization.

Conference Call

In connection with the earnings release, Air Lease Corporation will host a conference call on May 5, 2016 at 4:30 PM Eastern Time to discuss the Company's financial results for the first quarter of 2016.

Investors can participate in the conference call by dialing (855) 308-8321 domestic or (330) 863-3465 international. The passcode for the call is 90607465.

The conference call will also be broadcast live through a link on the Investor Relations page of the Air Lease Corporation website at www.airleasecorp.com. Please visit the website at least 15 minutes prior to the call to register, download and install any necessary audio software. A replay of the broadcast will be available on the Investor Relations page of the Air Lease Corporation website.

For your convenience, the conference call can be replayed in its entirety beginning at 7:30 PM ET on May 5, 2016 until 7:30 PM ET May 12, 2016. If you wish to listen to the replay of this conference call, please dial (855) 859-2056 domestic or (404) 537-3406 international and enter passcode 90607465.

About Air Lease Corporation (NYSE: AL)

Air Lease Corporation is a leading aircraft leasing company based in Los Angeles, California that has airline customers throughout the world. ALC and its team of dedicated and experienced professionals are principally engaged in purchasing commercial aircraft and leasing them to its airline customers worldwide through customized aircraft leasing and financing solutions. For more information, visit ALC's website at www.airleasecorp.com.

Contact

Investors:
Ryan McKenna Vice President Email: rmckenna@airleasecorp.com

Media:
Laura St. John Manager, Media and Investor Relations Email: lstjohn@airleasecorp.com

Forward-Looking Statements

Statements in this press release that are not historical facts are hereby identified as “forward-looking statements,” including any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. These statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed in such statements, including as a result of the following factors, among others:

•	our inability to make acquisitions of, or lease, aircraft on favorable terms;
•	our inability to sell aircraft on favorable terms;
•

our inability to obtain additional financing on favorable terms, if required, to complete the acquisition of sufficient aircraft as currently contemplated or to fund the operations and growth of our business;

•	our inability to obtain refinancing prior to the time our debt matures;
•	impaired financial condition and liquidity of our lessees;
•	deterioration of economic conditions in the commercial aviation industry generally;
•	increased maintenance, operating or other expenses or changes in the timing thereof;
•	changes in the regulatory environment;
•	potential natural disasters and terrorist attacks and the amount of our insurance coverage, if any, relating thereto; and
•	the factors discussed under “Part I – Item 1A. Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2015 and other SEC filings.

All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations. You are therefore cautioned not to place undue reliance on such statements. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

###

Air Lease Corporation and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and par value amounts)

	March 31, 2016	December 31, 2015
	(unaudited)
Assets
Cash and cash equivalents	$162,814	$156,675
Restricted cash	16,490	16,528
Flight equipment subject to operating leases	12,550,836	12,026,798
Less accumulated depreciation	(1,311,215)	(1,213,323)
	11,239,621	10,813,475
Deposits on flight equipment purchases	1,079,690	1,071,035
Other assets	284,795	297,385
Total assets	$12,783,410	$12,355,098
Liabilities and Shareholders’ Equity
Accrued interest and other payables	$192,389	$215,983
Debt financing, net of discounts and issuance costs	8,017,501	7,712,421
Security deposits and maintenance reserves on flight equipment leases	865,206	853,330
Rentals received in advance	90,281	91,485
Deferred tax liability	513,630	461,967
Total liabilities	$9,679,007	$9,335,186
Shareholders’ Equity
Preferred Stock, $0.01 par value; 50,000,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock, $0.01 par value; authorized 500,000,000 shares; issued and outstanding 102,829,369 and 102,582,669 shares at March 31, 2016 and December 31, 2015, respectively	1,010	1,010
Class B Non-Voting common stock, $0.01 par value; authorized 10,000,000 shares; no shares issued or outstanding	—	—
Paid-in capital	2,224,151	2,227,376
Retained earnings	879,242	791,526
Total shareholders’ equity	$3,104,403	$3,019,912
Total liabilities and shareholders’ equity	$12,783,410	$12,355,098

Air Lease Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except share, per share amounts and percentages)

	Three Months Ended
	March 31,
	2016	2015
	(unaudited)
Revenues
Rental of flight equipment	$317,198	$269,256
Aircraft sales, trading and other	26,130	9,059
Total revenues	343,328	278,315
Expenses
Interest	60,960	55,403
Amortization of debt discounts and issuance costs	7,161	7,682
Interest expense	68,121	63,085

Depreciation of flight equipment	108,575	91,012
Settlement	—	72,000
Selling, general and administrative	19,402	19,098
Stock-based compensation	3,239	3,146
Total expenses	199,337	248,341

Income before taxes	143,991	29,974
Income tax expense	(51,133)	(10,642)
Net income	$92,858	$19,332

Net income per share of Class A and B common stock
Basic	$0.90	$0.19
Diluted	$0.85	$0.19
Weighted-average shares outstanding
Basic	102,679,411	102,455,040
Diluted	110,563,526	110,558,709

Other financial data
Pre-tax profit margin	41.9%	10.8%
Adjusted net income(1)	$151,141	$112,802
Adjusted margin(1)	44.4%	40.5%
Adjusted diluted earnings per share(1)	$1.38	$1.03

(1)

Adjusted net income (defined as net income excluding the effects of certain non-cash items, one-time or non-recurring items, such as settlement expense, net of recoveries, that are not expected to continue in the future and certain other items), adjusted margin (defined as adjusted net income divided by total revenues, excluding insurance recoveries) and adjusted diluted earnings per share (defined as adjusted net income divided by the weighted average diluted common shares outstanding) are measures of operating performance that are not defined by GAAP and should not be considered as an alternative to net income, pre-tax profit margin, earnings per share, and diluted earnings per share, or any other performance measures derived in accordance with GAAP. Adjusted net income, adjusted margin and adjusted diluted earnings per share, are presented as supplemental disclosure because management believes they provide useful information on our earnings from ongoing operations.

Management and our board of directors use adjusted net income, adjusted margin and adjusted diluted earnings per share to assess our consolidated financial and operating performance.  Management believes these measures are helpful in evaluating the operating performance of our ongoing operations and identifying trends in our performance, because they remove the effects of certain non-cash items, one-time or non-recurring items that are not expected to continue in the future and certain other items from our operating results.  Adjusted net income, adjusted margin and adjusted diluted earnings per share, however, should not be considered in isolation or as a substitute for analysis of our

Air Lease Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except share, per share amounts and percentages)

operating results or cash flows as reported under GAAP. Adjusted net income, adjusted margin and adjusted diluted earnings per share do not reflect our cash expenditures or changes in or cash requirements for our working capital needs.  In addition, our calculation of adjusted net income, adjusted margin and adjusted diluted earnings per share may differ from the adjusted net income, adjusted margin and adjusted diluted earnings per share or analogous calculations of other companies in our industry, limiting their usefulness as a comparative measure.

The following tables show the reconciliation of net income to adjusted net income and adjusted margin (in thousands, except percentages):

	Three Months Ended
	March 31,
	2016	2015
	(unaudited)
Reconciliation of net income to adjusted net income:
Net income	$92,858	$19,332
Amortization of debt discounts and issuance costs	7,161	7,682
Stock-based compensation	3,239	3,146
Settlement	—	72,000
Insurance recovery on settlement	(3,250)	—
Provision for income taxes	51,133	10,642
Adjusted net income	$151,141	$112,802
Adjusted margin(1)	44.4%	40.5%

(1)	Adjusted margin is adjusted net income divided by total revenues, excluding insurance recoveries.

The following table shows the reconciliation of net income to adjusted diluted earnings per share (in thousands, except share and per share amounts):

	Three Months Ended March 31,
	2016	2015
	(unaudited)
Reconciliation of net income to adjusted diluted earnings per share:
Net income	$92,858	$19,332
Amortization of debt discounts and issuance costs	7,161	7,682
Stock-based compensation	3,239	3,146
Settlement	—	72,000
Insurance recovery on settlement	(3,250)	—
Provision for income taxes	51,133	10,642
Adjusted net income	$151,141	$112,802
Assumed conversion of convertible senior notes	1,454	1,433
Adjusted net income plus assumed conversions	$152,595	$114,235
Weighted-average diluted shares outstanding	110,563,526	110,558,709
Adjusted diluted earnings per share	$1.38	$1.03

Air Lease Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended March 31,
	2016	2015
	(unaudited)
Operating Activities
Net income	$92,858	$19,332
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of flight equipment	108,575	91,012
Settlement	—	72,000
Stock-based compensation	3,239	3,146
Deferred taxes	51,133	10,642
Amortization of debt discounts and issuance costs	7,161	7,682
Gain on aircraft sales, trading and other activity	(20,979)	(8,030)
Changes in operating assets and liabilities:
Other assets	9,446	20,005
Accrued interest and other payables	(22,483)	(7,476)
Rentals received in advance	(1,204)	1,188
Net cash provided by operating activities	227,746	209,501
Investing Activities
Acquisition of flight equipment under operating lease	(458,435)	(488,175)
Payments for deposits on flight equipment purchases	(200,908)	(162,660)
Proceeds from aircraft sales, trading and other activity	191,824	102,423
Acquisition of furnishings, equipment and other assets	(52,845)	(65,174)
Net cash used in investing activities	(520,364)	(613,586)
Financing Activities
Cash dividends paid	(5,129)	(4,094)
Tax withholdings on stock-based compensation	(5,877)	(5,302)
Net change in unsecured revolving facilities	879,000	(231,000)
Proceeds from debt financings	100,000	692,134
Payments in reduction of debt financings	(680,885)	(144,034)
Net change in restricted cash	38	(9,510)
Debt issuance costs	(198)	(978)
Security deposits and maintenance reserve receipts	26,920	37,226
Security deposits and maintenance reserve disbursements	(15,112)	(3,020)
Net cash provided by financing activities	298,757	331,422
Net increase/(decrease) in cash	6,139	(72,663)
Cash and cash equivalents at beginning of period	156,675	282,819
Cash and cash equivalents at end of period	$162,814	$210,156
Supplemental Disclosure of Cash Flow Information
Cash paid during the period for interest, including capitalized interest of $9,470 and $10,704 at March 31, 2016 and 2015, respectively	$86,481	$62,472
Supplemental Disclosure of Noncash Activities
Buyer furnished equipment, capitalized interest, deposits on flight equipment purchases and seller financing applied to acquisition of flight equipment and other assets applied to payments for deposits on flight equipment purchases	$290,195	$239,276
Cash dividends declared, not yet paid	$5,142	$4,101